FARRIER RESOURCES CORP.
(A Development Stage Company)

PRO FORMA FINANCIAL STATEMENTS

NOVEMBER 30, 2006

FARRIER RESOURCES CORP.
(A Development Stage Company)

PRO FORMA BALANCE SHEET
AS AT NOVEMBER 30, 2006
(Unaudited)

	Farrier Resources Corp	Nuance Resources Corp	(Note 3) Pro Forma Adjustments		Pro Forma Consolidated Balance Sheet
ASSETS

Current
Cash and cash equivalents	$50,979	$119,724	-		170,703
Prepaid expenses	-	2,500	-		2,500
Advance on exploration costs	1,991	-	-		1,991

	$52,970	$122,224	-		175,194

LIABILITIES

Current
Accounts payable and accrued liabilities	$4,985	$19,150	-		24,135
Due to related parties	-	5,018	-		5,018
	4,985	24,168	-		29,153

STOCKHOLDERS’ EQUITY (DEFICIENCY)

Capital Stock	7,118	23,000	14,236	a	44,354
			(21,354)	b
			47,985	b
			(26,631)	c

Additional paid-in capital	95,412	84,000	(14,236)	a	110,631
			(81,176)	b
			26,631	c

Other Comprehensive Income	(29)	-	29	b	-
Deficit Accumulated During The Development Stage	(54,516)	(8,944)	54,516	b	(8,944)
	47,985	98,056	-		146,041

	$52,970	$122,224			175,194

See accompanying notes to the pro forma financial statements

FARRIER RESOURCES CORP.
(A Development Stage Company)

PRO FORMA STATEMENT OF OPERATIONS
FOR THE PERIOD FROM INCEPTION NOVEMBER 1, 2006 TO NOVEMBER 30, 2006
(Unaudited)

	Farrier Resources Corp Six Months Ended September 30 2006	Nuance Resources Corp Period from Inception November 1, 2006, to November 30 2006	(Note 3) Pro Forma Adjustments		Pro Forma Consolidated Total Period from Inception November 1, 2006, to November 30 2006

Revenue	$-	$-	$-		$-

Expenses

Accounting and audit fees	$13,553	$10,000	$(13,553)	b	$10,000
Bank charges and interest	180	19	(180)	b	19
Transfer and filing fees	1,185	-	(1,185)	b	-
Foreign exchange gain	-	(4,725)	-	b	(4,725)
Legal fees	14,339	3,650	(14,339)	b	3,650
Management fees	7,150	-	(7,150)	b	-
Office expenses	1,126	-	(1,126)	b	-
Mineral property- Option payments	2,274	-	(2,274)	b	-
Mineral property - Exploration expenses	10,138	-	(10,138)	b	-
Loss for the period	49,985	8,944	(49,985)		8,944

Other
Foreign currency translation adjustment	(55)	-	55	b	-

Comprehensive loss	$49,890	$(8,944)	$(49,890)		$(8,944)

Basic And Diluted Loss Per Share	$(0.002)	$(0.003)			$(0.000)

Weighted Average Number Of Shares Outstanding	21,352,968	3,666,667			44,354,000

See accompanying notes to the pro forma financial statements

FARRIER RESOURCES CORP.
(A Development Stage Company)

PRO FORMA STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE PERIOD FROM INCEPTION, NOVEMBER 1, 2006 to NOVEMBER 30, 2006
(Unaudited)

	COMMON STOCK			DEFICIT ACCUMULATED
	SHARES	AMOUNT	ADDITIONAL PAID-IN CAPITAL	DURING THE EXPLORATION STAGE	TOTAL

Opening balance,
November 1, 2006	-	$-	$-	$-	$-

Shares issued for cash at $0.005	23,000,000	23,000	92,000	-	115,000
Less commissions			(8,000)	-	(8,000)

Shares issued upon Merger with Farrier Acquisition, Inc.	100	-	-	-	-

Adjustment to number of shares issued as a result of the reverse take-over transaction:
Nuance Resources Corp.	(23,000,100)	-	-	-	-
Farrier Resources Corp.	21,354,000	21,354	15,226	-	36,580

Issuance of shares to acquire Nuance Resources Corp.	23,000,000	-	-	-	-

Net loss for the period	-	-	-	(8,944)	(8,944)

Balance, November 30, 2006	44,354,000	$44,354	$99,226	$(8,944)	$134,636

See accompanying notes to the pro forma financial statements

FARRIER RESOURCES CORP.
(A Development Stage Company)

NOTES TO THE PRO FORMA FINANCIAL STATEMENTS

(Unaudited)

1.	BASIS OF PRESENTATION

The accompanying unaudited pro forma balance sheet has been prepared based upon the unaudited consolidated financial statements of Farrier Resources Corporation (“Farrier”) as of September 30, 2006, and the audited financial statements of Nuance Resources Corporation (“Nuance”) as of November 30, 2006. The unaudited pro forma statement of operations for the one-month period ended November 30, 2006 has been prepared based upon the unaudited interim financial statements of Farrier for the six-month period ended September 30, 2006 and the audited financial statements of Nuance for the period from Inception on November 1, 2006 to November 30, 2006.

The pro forma statements may not be indicative of the results that actually would have occurred if the events therein had taken place on the dates indicated or of the results that may be obtained in the future.

The accounting policies used in the preparation of the pro forma statements are in accordance with those disclosed in Farrier’s audited financial statements for the year ended March 31, 2006 and the audited financial statements of Nuance for the period ended November 30, 2006.

In the opinion of management of Farrier and Nuance, the unaudited pro forma balance sheet and statement of operations include all necessary adjustments for fair presentation.

2.	AGREEMENT OF MERGER AND PLAN OF REORGANIZATION

Farrier proposes to incorporate in the State of Nevada a wholly owned subsidiary company Farrier Acquisition, Inc. (“Acquisitions”), and Acquisitions will issue to Farrier 100 common shares of its common stock for total consideration of $0.10.

Farrier will proceed with a 3:1 forward split of its common stock, resulting in 21,354,000 shares being issued and outstanding.

Nuance will merge with Acquisitions and Nuance will become the surviving corporation of the merger. Nuance will therefore issue 100 shares from treasury to the shareholder of record of Acquisitions.

Immediately subsequent to the merger, Farrier proposes to acquire the remaining issued and outstanding shares of Nuance, by issuing 23,000,000 common shares to the shareholders of record of Nuance.

Since this transaction will result in the Nuance shareholders owning a majority of the issued and outstanding shares of Farrier, this transaction will be accounted for using reverse takeover accounting. Accordingly reverse takeover accounting will be applied as follows:

FARRIER RESOURCES CORP.
(A Development Stage Company)

NOTES TO THE PRO-FORMA FINANCIAL STATEMENTS

(Unaudited)

2.	ACQUISITON OF NUANCE BY FARRIER (continued)

The pro forma financial statements of the combined entities are issued under the name of the legal parent, Farrier, but are considered a continuation of the legal subsidiary, Nuance.

Both Farrier’s and Nuance’s assets and liabilities are included in the pro forma financial statements at their carrying value. The net assets of Farrier are added to the share capital of the combined entity.

The acquisition is summarized as follows:

Current assets	$52,970
Current liabilities	4,985

Net assets acquired	$47,985

3.	PRO FORMA ADJUSTMENTS

a)	To record the forward split of Farrier on the basis of 3:1

b)	To record the net assets of Farrier as an addition to share capital.

c)	To adjust the par value of the outstanding common shares of Farrier to actual.